EXHIBIT 1A – 6(D)

Confidential Treatment Requested by TechSoup Global

FOIA Confidential Treatment Request

TechSoup Global 00033 – TechSoup Global 00054

TSG-TT Local Technology Assistance Program Agreement (LTAPA)